                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

         This agreement, made as of this 1st day of January, 1998, by and between M-tron Industries, Inc., a South Dakota corporation, having its principal place of business in Yankton, South Dakota, hereinafter referred to as the "Employer", and Robert Jenks, of Yankton, South Dakota, hereinafter referred to as "Employee."

         WHEREAS, the parties hereto have negotiated a mutually satisfactory arrangement for the continued employment of the Employee by the Employer; NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. EMPLOYMENT. The Employer hereby employs the Employee to act as a Senior Vice President of the Employer with primary responsibility for manufacturing, operations and engineering of Employer and such other duties consistent with his position as may be determined and assigned to him by the President of the Employer. Employee hereby accepts such employment and agrees to devote all of his time and efforts to the performance of his duties as a Senior Vice President and to the performance of such other duties consistent with his position as are assigned to him from time to time by the President of the Employer. Employee shall perform all duties assigned to him in a satisfactory manner and employment hereunder shall continue only so long as the performance of such duties is and remains satisfactory. Employee shall obey all rules, regulations and policies of Employer including, without limitation, those set out in the Salaried Employees Handbook which Employee acknowledges having read.


2. TERM. The term of this agreement shall be 3 years commencing on the date first above written. Employer may terminate this agreement at any time by giving thirty (30) days written notice to the Employee. If such termination by Employer is not for "Just Cause", death, or disability, Employer will continue to pay Employee's then current salary and medical insurance payments for a period of six months. In this agreement, the term "Just Cause" shall include: (i) willful or gross neglect of the duties for which Employee has been engaged and retained;
         (ii) the continued failure of Employee to devote his time and attention to the Employer; (iii) the commission by Employee of a misappropriation or embezzlement in the performance of his duties for the Employer; (iv) the commission by Employee of a felony or crime involving moral turpitude; or (v) the breach by Employee of any of the covenants and obligations contained in this agreement or any other agreement or instrument applicable to Employee.

3. COMPENSATION. As compensation for the services rendered by the Employee, the Employer agrees to pay the Employee a base salary to be established from time to time by the Employer's Board of Directors or President at an annual rate of not less than $120,000 until the termination of this agreement, such basic salary to be paid to the Employee in equal semi-monthly installments.

                  Nothing contained in this agreement shall prevent the Employer from at any time paying the Employee additional compensation in the form of bonuses in the event the President of the Employer shall deem it advisable so to do in order fully to compensate the Employee for his services to the Employer, but nothing herein contained shall obligate the Employer to pay such additional compensation.

4.       EMPLOYER STOCK.

         (a)(i) Effective as of January 1, 1998, Employee shall purchase from Lynch Manufacturing Corporation 10 shares (the "Shares") of Employer's Common Stock (which constitutes 2% of the currently outstanding) for the book value per share at December 31, 1997 (estimated to be approximately $8,000 per share);

         (a)(ii) Employer will loan Employee 100% of the purchase price of the Shares to be represented by a Promissory Note and Security Agreement in the form attached hereto as Exhibit 1, which is secured by a pledge of the Shares.

         (b) If Employee's employment shall be terminated with Employer for any reason, whether for Just Cause or not, then in that event, Employee shall be entitled to sell to Employer at Employee's election made by written notice to Employer given within thirty (30) days following said termination, all, but not less than all, of the Shares at a purchase price equal to the then current book value of the Shares determined as of the last day of the month preceding said termination; provided, however, that (i) the purchase price shall not be less than the purchase price per share paid by Employee pursuant to Subparagraph
                  4(a) above, and (ii) if Employee's employment shall terminate prior to January 1, 2001, the purchase price per share shall not exceed the purchase price per share paid by Employee pursuant to Subparagraph 4(a). Said purchase price shall be payable in three (3) equal installments payable on the first, second and third anniversary dates from said purchase and such deferred payments shall bear interest on the outstanding principal amount at an annual rate equal to ten percent (10%), which interest shall be payable in arrears on each of said anniversary dates.

         (c)      Concurrent with Employee's right to sell the Shares to

                  Employer, Employer shall be entitled to purchase from Employee all of the Shares, such exercise of Employer's right shall take place within the sixty (60) day period following any termination for any reason of Employee's employment, whether for Just Cause or not, and shall be at the same purchase price and on the same terms as provided for in Subparagraph (b) above (including without limitation the minimum and maximum purchase price set forth in the proviso).

         (d) In the event that neither Employee nor Employer exercises their respective rights of sell and purchase as provided for in Subparagraph (b) and (c) above and thereafter
                  Employee receives a bona fide third-party offer for the purchase of the Shares (or any rights or interests therein), which Employee wishes to accept, Employee agrees to give written notice of such offer to Employer. The notice must set forth the name of the proposed transferee, the price per share, and all other terms and conditions of the proposed transfer. On receipt of the notice with respect to such offer, Employer shall have the right and option, exercisable at any time during a period of thirty (30) days from the receipt of the notice, to purchase the Shares pursuant to this Subparagraph (d). The total purchase price for the

                  Shares shall be the total purchase price set forth in the bona fide third-party offer.

         (e) The Shares may not be encumbered, assigned, pledged, subject to any security interest or lien, transferred or otherwise disposed of without the express written consent of Employer.

5. STOCK OPTIONS. If Employer (or its immediate parent) shall make a public offering of common stock, it is intended by Employer that Employee would be granted stock options in the public company.

6. DUTIES. The Employee shall devote himself diligently and full time to the promotion of the Employer's interests.

7. WORKING FACILITIES. The Employer shall furnish the Employee with an office, technical and secretarial assistance and other facilities and services suitable to his position and adequate for the performance of his duties.

8. BENEFITS. The Employee shall be entitled to all salaried employee benefits as set forth in the M-tron Salaried Employee Handbook as amended from time to time, which Employee acknowledges having read. Employee shall also be entitled to participate in a productivity bonus if and to the extent adopted by Employer for Employee.

9. PERSONAL CONTRACT. The obligations and duties of the Employee hereunder are personal and not assignable or delegable by him in any manner whatsoever.

10. CONFIDENTIALITY. Employee covenants and agrees with the Employer that he will not either during the term of his employment, or at any time thereafter, directly or indirectly, divulge, communicate or disclose to anyone any information concerning the business or affairs of the Employer without regard to whether the information would be deemed confidential, material or important. In this regard, Employee also acknowledges having read and signed simultaneous with this agreement a document entitled "Lynch Corporation and Subsidiaries Policy Statement on Business Conduct and Conflicts of Interest," the terms of which are adopted as part of this agreement by reference thereto.

11. NON-COMPETE. Employer and Employee mutually acknowledge that Employer's operations are global in nature and it has customers/suppliers world-wide. During the term of his employment and for a period of two years immediately after termination of employment, Employee will not, either directly or indirectly, make known or divulge to anyone the names or addresses of any of the customers/suppliers of Employer who were customers/suppliers during his employment. Furthermore, Employee will not, during the term of his employment and for a period of two years immediately after termination of employment, directly or indirectly, (i) act as a director, officer or executive or managerial employee of, consultant to, or own more than 1% of any class of stock of, any person or entity that competes with Employer as to any products or services manufactured, distributed, marketed, sold or offered for sale during the term of his employment or (ii) either for himself or any other person, firm or corporation, call upon, solicit, divert or take away or attempt to solicit, divert, call upon or take away any of the customers/suppliers of Employer who were customers/suppliers during his employment.

12. NOTICES. Any notice required to be given by this agreement shall be deemed to have been given if such notice is addressed and mailed by certified mail to the following appropriate address:

                           Employer:     M-tron Industries, Inc.
                                         100 Douglas Avenue
                                         Yankton, SD 57078

                           Employee:     Robert Jenks
                                         909 West 14th Street
                                         Yankton, SD 57078

13. WAIVER. The waiver by either party of a breach of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach of this agreement.

14. SEVERABILITY. If any provision of this agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the agreement shall remain in full force and shall in no way be impaired.

15. ENTIRE AGREEMENT. This agreement supersedes any and all prior written or oral agreements between the Employer and the Employee and this agreement may not be changed, modified, amended, extended or discharged except in writing executed by each party hereto. This agreement is executed and delivered in the State of South Dakota and shall be construed and enforced in accordance with the laws and decisions of the State of South Dakota. In the event of any litigation at any time arising hereunder, it is specifically agreed between the parties that the venue of such litigation shall be the State of South Dakota and such venue shall be exclusive in all events unless otherwise agreed by the parties.

         IN WITNESS WHEREOF, the parties have executed this agreement the day and year first above written.

                                           M-TRON INDUSTRIES, INC.
                                                     Employer

                                           By:
                                               --------------------------
                                           Its:
                                               --------------------------

                                           ------------------------------
                                           Robert Jenks
                                           Senior Vice President

STATE OF SOUTH DAKOTA   )
                        ) SS:
COUNTY OF YANKTON       )

         On this the       day of          , 199 , before me, the
                     -----        ---------     -
undersigned officer, personally appeared                  , who
                                         -----------------
acknowledged himself to be the                   of M-tron
                               -----------------
Industries, Inc., a South Dakota corporation, and that he as such
                , being authorized so to do, executed the foregoing
----------------
instrument for the purposes therein contained, by signing the name
of the corporation by himself as such                      .
                                      ---------------------
         In witness whereof I hereunto set my hand and official seal.

                                                           --------------------
                                                           Notary Public
My Commission Expires:
(SEAL)

STATE OF SOUTH DAKOTA   )
                        ) SS:
COUNTY OF YANKTON       )

         On this the day of , 199 , before me, the undersigned officer, personally appeared ROBERT JENKS, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         In witness whereof, I hereunto set my hand and official seal.

                                                            -------------------
                                                            Notary Public
My Commission Expires:
(SEAL)

                                    EXHIBIT 1
                     PROMISSORY NOTE AND SECURITY AGREEMENT

$                                                              January 1, 1998
 ----------
         FOR VALUE RECEIVED, Robert Jenks, an individual residing at 909
West 14th Street, Yankton, SD 57078 ("Maker") hereby promises to pay to the order of M-tron Industries, Inc. a South Dakota corporation having its principal offices at 100 Douglas Avenue, Yankton, SD 57078 ("Payee"), or its registered assigns, the principal sum of $ ("Principal Balance") and to pay interest on the Principal balance at the rate as set forth in this Note.

         1.  PAYMENT TERMS.
             -------------

                  (a) INTEREST. This Note shall bear interest, (computed on the basis of a 360-day year of twelve 30-day months), at an annual rate equal to six (6%) percent, commencing the date hereof. Interest shall be compounded semi-annually and be payable at maturity (whether at stated maturity, by acceleration or otherwise).

                  (b) MATURITY. The entire Principal Balance and all accrued but unpaid interest, shall be due and payable on December 31, 2000.

                  (c) All past due interest and principal shall bear additional interest after the due date at the annual rate of fifteen (15%) percent.

         1.       PREPAYMENTS.
                  -----------

                  (a) OPTIONAL PREPAYMENTS. The Maker may make prepayments at any time in Maker's sole discretion, without penalty.

                  (b) DIVIDEND PREPAYMENTS. 100% of any cash dividends paid to Maker in respect of the Shares (as defined in the Employment Agreement between Maker and Payee dated as of January 1, 1998 - the "Employment Agreement") shall be mandatorily applied to the prepayment of this Note.

                  (c) APPLICATION OF PREPAYMENTS. Prepayments shall first be applied to interest owing hereunder and then to the Principal
Balance.

         3.  SECURITY.
             --------

                  (a) PLEDGE OF SHARES. In order to secure payment of this Note, Maker hereby grants to Payee a security interest in the Shares pursuant to a pledge thereof to Employer, as represented by Certificate No. , and delivered simultaneously herewith into the possession of the Payee, accompanied by a stock power duly endorsed in blank. The Maker shall return such shares to the Company to hold as security.

                  (b) DIVIDENDS/VOTING RIGHTS. During the term of this pledge, and so long as Maker is employed by Payee and not in default in the performance of any of the terms of this Note and Security Agreement or the Employment Agreement, (i) all dividends and other amounts received by Maker as a result of Maker's record ownership of the Shares shall, except as provided in Section 2(b) hereof, belong to Maker and (ii) Maker shall have the right to vote the Shares on all corporate questions requiring shareholder approval, provided, however, that Maker shall not vote the Shares in a manner that Payee believes is not in the best interests of the Payee.

                  (c) REPRESENTATIONS. Maker warrants and represents that there are no restrictions upon the making of this Note and Security Agreement or pledge of the Shares and that Maker has the right to make this Note and pledge the Shares without obtaining the consents of any individual or entity.

                  (d) ADJUSTMENTS. In the event that, during the term of this pledge, any share, dividend, reclassification, readjustment, or other change is declared or made in the capital structure of M-tron Industries, Inc., all new, substituted, or additional shares, or other securities, issued by reason of any such change shall be held by Payee under the terms of this Agreement in the same manner as the Shares. In the event that during the term of this pledge, subscription warrants or any other rights or options shall be issued in connection with the Shares, and if exercised by Maker all new shares or other securities so acquired by Maker shall be immediately assigned to Payee to be held under the terms of this Agreement in the same manner as the Shares.

         4.  EVENTS OF DEFAULT; REMEDIES.
             ---------------------------


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

         (a) Any of the following shall constitute a default hereunder: (i) the failure by Maker to pay when due the Principal Balance of this Note; (ii) the failure to pay when due any interest on this Note; (iii) the failure by Maker to perform any of its obligations with respect to this Note and Security Agreement; or (iv) the Maker sells and/or pledges the Shares and/or any interest or right to said Shares and/or permits any lien or other encumbrance of any kind to attach to the Shares. Whenever there is a default under this Note, and such default is not cured within ten (10) days after receipt by Maker of a written notice advising of same, the Payee, or other holder of this Note (the "Holder"), may at its option declare the amounts due under this Note immediately due and payable and exercise any and all rights and remedies available to it hereunder or under applicable law. If at any time prior to maturity Maker defaults hereunder, (i) Payee shall have the right to retain all or a portion of the Shares for its own account, in which case Maker's debt represented by the Principal Balance related to those Shares which were retained shall be discharged in total and (ii) Maker waives any right to have Payee sell any of the Shares.

         (b) Maker shall have a one time right to "put" all of the Shares to Payee in exchange for cancellation of this Note prior to maturity.

         In the event of voluntary or involuntary termination of Maker's employment, whether for "just cause" or without "just cause" as defined in the Employment Agreement, Maker shall pay the Principal Balance (plus accrued interest) within thirty (30) days of the date of termination. The "put" right in the preceding paragraph shall cease on the 30th day after termination.

         In the event of death or disability of Maker, Maker or its respective successors and assigns shall pay the Principal Balance (plus accrued interest) within one hundred eighty (180) days of the date of death or disability. The "put" right in the second preceding paragraph shall cease on the 180th day after the date of death or disability.

         5. ASSIGNABILITY. The Payee may assign its rights hereunder to any other person, provided that any such assignment shall comply with all applicable state and federal rules and regulations governing the transfer of securities.

         6.  PLACE AND MANNER OF PAYMENT; NOTICES.
             ------------------------------------

                  (a) PLACE AND MANNER OF PAYMENT. All payments on this Note shall be paid by check at the address of the Payee set forth for notices in subsection (b), or such other place as may be specified by the Payee or Holder from time to time.

                  (b) NOTICES. Any notices or other communications given hereunder shall be in writing, and shall be delivered to the parties at the addresses set forth below (or to such other party or entity or address as either party may specify by due notice to the other party) and shall be deemed to have been duly given if delivered by mailed, first class postage prepaid.

                          1.      If to the Maker:

                                  Robert Jenks
                                  909 West 14th Street
                                  Yankton, SD 57078

                          2.      President
                                  M-tron Industries, Inc.
                                  100 Douglas Avenue
                                  Yankton, SD 57078

         8. MISCELLANEOUS. Each right, power and remedy of the Payee/Holder under this Note and Security Interest or under applicable laws shall be cumulative and concurrent, and the exercise by the Payee/Holder of any or all such other rights, powers or remedies. No failure or delay by the Payee/Holder to insist upon the strict performance of anyone or more provisions of this Note and Security Interest or to exercise any right, power or remedy consequent upon a breach thereof or default hereunder shall constitute a waiver thereof, or preclude the Payee/Holder from exercising any such right, power or remedy. No modifications, chance, waiver or amendment of this Note shall be deemed to be made unless in writing signed by the party to be charged. If it becomes necessary to employ counsel to collect this obligation including without limitation breaches by Maker of the terms of this Note and Security Agreement and foreclosure with respect to the Shares, the Maker agrees to pay reasonable attorneys' fees for legal services involved. The Maker hereby waives demand, presentment for payment protest, notice of dishonor and notice of protest. This Note and

Security Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. The invalidity, illegality or unenforceability of any provision of this Note shall note affect or impair the validity, legality or enforceability of any other provision. This Note and Security Agreement shall be deemed to be made in, and shall be governed by the laws of, the State of South Dakota, and such other applicable laws, rules and regulations governing the transfer of securities.


         9. COMPLIANCE & APPROVAL. This Note and Security Agreement is subject to compliance with SEC Rules and Regulations and has been approved by the shareholder of Payee.

WITNESS



------------------------------         -------------------------------
                                       Robert Jenks